Exhibit 10.10
EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), effective as of the date of last signature below (the “Effective Date”), is entered into by and between Cobbs Allen Capital, LLC, a Delaware limited liability company (the “Company”), and Paul Sparks (“Employee”).

BACKGROUND

The Company is an indirect subsidiary of The Baldwin Insurance Group, Inc., a Delaware corporation (“PubCo”), and has made an offer of employment to Employee, and Employee has accepted such offer and desires to be employed by the Company, commencing on the Start Date (as defined below). The Company and Employee desire to enter into this Agreement to govern certain of the terms and conditions of such employment.
OPERATIVE TERMS

    NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties agree as follows:

1.    Employment. The Company shall employ Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning January 1, 2026 (or such other date as may be agreed to by the Company and Employee, the “Start Date”) and ending as provided in Section 5 hereof (the “Employment Period”).
2.    Position and Duties.
(a)    Title and Duties. During the Employment Period, Employee shall serve as a Strategic Advisor to PubCo’s Chief Executive Officer and shall have those powers and duties normally and customarily associated with Employee’s position in entities comparable to the Company and such other powers and duties as may be reasonably prescribed by the Company, subject to the power and authority of the Company to modify such duties, responsibilities, functions and authority from time to time in its sole discretion.
(b)    Management. During the Employment Period, Employee shall report to PubCo’s Chief Executive Officer, a position currently held by Trevor Baldwin, or such other person(s) as the Company may from time to time designate, and shall devote Employee’s best efforts and Employee’s full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its current and future, direct and indirect, subsidiaries, divisions, parent companies (including PubCo), affiliates, joint ventures and other related entities (collectively, “The Baldwin Group”).
(c)    Employee’s Efforts. Employee shall perform Employee’s duties, responsibilities and functions for the Company to the best of Employee’s abilities in a diligent, trustworthy, businesslike and efficient manner and shall comply with The Baldwin Group’s policies and procedures as may be in effect from time to time. During the Employment Period, Employee shall not serve as an officer or director of, or otherwise perform services (for compensation or otherwise) for, any other entity without the prior written consent of the Company; provided that Employee may manage Employee’s own investments, including, without limitation, any rental properties, and also serve as an officer or director of, or otherwise participate in, purely educational, welfare, social, religious or civic
Employment Agreement – Paul Sparks

organizations, so long as such activities (1) do not interfere with Employee’s duties and responsibilities for the Company, (2) do not violate The Baldwin Group’s applicable policies and procedures, (3) comply with all applicable laws and regulations and (4) are conducted in strict compliance with this Agreement and the RCA (as defined below).
3.    Place of Performance. The principal place of employment of Employee shall be at Company’s Denver office located at 320 Fillmore St., Suite 200, Denver, CO 80206; provided that Employee shall be required to travel on Company business from time to time during the Employment Period, including without limitation, travel to the Company’s executive offices in Tampa, Florida on a periodic basis if requested by the Company.
4.    Compensation and Related Matters.
(a)    Base Salary. Starting April 1, 2026, and during the Employment Period, the Company shall pay Employee an annual base salary of $210,000 (as adjusted from time to time, the “Base Salary”). The Base Salary shall be paid in equal installments, on a calendar quarterly basis, with each installment to be made in the following forms on the first day of each calendar quarter during the Employment Period: (i) fifty percent (50%) shall be paid in cash and (ii) fifty percent (50%) shall be paid in the form of fully-vested shares of the Class A common stock of PubCo (“Class A Shares”) having an aggregate fair market value (using the Stock Pricing Method below) as of the last full Trading Day (as defined below) of the calendar quarter prior to the date of payment equal to the amount of the Base Salary being settled in equity-based compensation, in each case, subject to applicable tax and employment withholdings and processed in accordance with the Company’s customary payroll practices (or, if applicable, those of Baldwin Colleague (as defined below) or any other member of The Baldwin Group to which Employee’s employment is transferred). The Base Salary shall be reviewed annually and adjusted from time to time by the Company in its sole discretion. The Base Salary for any partial year during the Employment Period will be pro-rated based upon the actual number of days Employee was employed by the Company during such year. Employee shall not be eligible to earn commissions under any commission plan maintained by The Baldwin Group for its advisors, producers or other employees.
(b)    Equity Awards. During the Employment Period, Employee shall be eligible to participate in The Baldwin Insurance Group, Inc. Omnibus Incentive Plan (or any successor plan) (the “Plan”). The Board of Directors of PubCo (or a committee thereof, the “Board”) will determine in its sole discretion if and when Employee will be granted any awards under such Plan, the type of awards granted, and the terms of such awards.
(i)    Sign-On Award. Subject to the terms set forth in this Agreement and the applicable Award Agreement (as defined below), PubCo will issue a one-time sign-on award (the “Sign-On Award”) consisting of a grant of restricted Class A Shares under the Plan, with the number of Class A Shares included in the Sign-On Award being based on the following:
(A)    an aggregate dollar amount equal to $250,000; and
(B)    a price per Class A Share equal to the price determined under the Stock Pricing Method (as defined below).
(ii)    Award Agreement. The Sign-On Award will be granted on April 1, 2026 (the “Grant Date”), subject to the terms, conditions and restrictions of the Plan and a separate Restricted Stock Award Agreement promulgated by PubCo and executed by PubCo and Employee (an “Award Agreement”), which will include (in addition to other terms, conditions
Employment Agreement – Paul Sparks

and restrictions that are standard for PubCo’s restricted stock awards) a vesting schedule such that the 100% of the Sign-On Award shall vest on the sixth (6th) month anniversary of the Grant Date, subject to Employee’s continued employment through such vesting date. Any calculation of the number of Class A Shares vesting on a particular date or to be determined using the Stock Pricing Method shall be rounded down to the nearest whole share.
(iii)    Employment Condition. Notwithstanding anything to the contrary in this Agreement, to receive the Sign-On Award, Employee must remain continuously employed by the Company from the Start Date until the Grant Date, and if such employment ceases for any reason prior to the Grant Date, Employee shall not receive, and neither the Company nor PubCo shall be obligated to issue, the Sign-On Award.
(iv)    Definitions. For purposes of this Agreement, the following terms have the meanings given to them below:
(A)    “Stock Pricing Method” means, as of the date of issuance of the applicable award issued pursuant to this Agreement, the arithmetic average of the volume weighted average price for a Class A Share on the Nasdaq Global Select Market on which the Class A Shares trade, as reported by Nasdaq, Inc. across the 30 consecutive calendar days ending on and including the last full Trading Day (as defined below) immediately preceding the issuance date of the applicable award issued pursuant to this Agreement, as reasonably determined by the Company, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting such Class A Shares.
(B)    “Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Shares are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
(c)    Participation in Benefit Plans. During the Employment Period, Employee (and any eligible dependents) shall be eligible to participate in all employee benefit plans and programs maintained by the Company (or any applicable member of The Baldwin Group) from time to time for its similarly situated employees, or for its employees generally, including any life, medical, dental, accidental and disability insurance, and profit sharing, pension, retirement, savings, and deferred compensation plans, in each case subject to and in accordance with the generally applicable eligibility requirements, terms and conditions of such plan or program as in effect from time to time. Employee acknowledges that nothing in this Agreement obligates or requires the Company to offer any such plans or programs or prevents the Company from terminating or modifying any plan or program that it may from time to time offer, and the Company reserves the right to amend, modify or terminate any such plan or program in its sole discretion.
(d)    Expenses and Reimbursement. During the Employment Period, the Company shall reimburse Employee for all ordinary and reasonable expenses incurred by Employee in the course of performing Employee’s duties and responsibilities under this Agreement (including a monthly smart phone reimbursement of up to $50 per month), but only in a manner that is consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, and subject to The Baldwin Group’s requirements with respect to reporting and documentation of such expenses (including preapproval of travel expenses) as well as its reimbursement practices.
Employment Agreement – Paul Sparks

(e)    Withholding. The Company shall have the right to deduct from any payment made under this Agreement (including by net settlement with respect to any award of Class A Shares issued pursuant to this Agreement, including the Sign-On Award) amount deemed necessary by the Company, in its sole discretion, in order to permit the Company (or any applicable member of The Baldwin Group) to satisfy its past, present or future withholding obligations for any federal, state or local income, employment or other tax with respect to the amounts payable or benefits provided under this Agreement, including to reimburse the Company for any such obligations that were funded by the Company.
(f)    Clawback. Employee agrees that any incentive-based compensation and benefits provided by the Company under this Agreement or otherwise (including the Sign-On Award) are subject to recoupment or clawback (i) under any applicable PubCo or Company clawback or recoupment policy that is generally applicable to PubCo’s and the Company’s executives, as may be in effect from time to time, or (ii) as required by law or under applicable stock exchange listing rules.
(g)    Paid Time Off. During the Employment Period, Employee shall be eligible for the Company’s Open PTO Policy, in which Employee is afforded the flexibility to take time off as needed. As a result, Employee will not accrue vacation pay or other paid time off and this Open PTO Policy is considered an unlimited paid time off policy. In addition, each year, the Company will publish the holiday schedule for the upcoming year, and as of the Effective Date, the Company currently recognizes 11 days annually.
5.    Term and Termination.
(a)    Employee is an employee “at-will,” and Employee’s employment with the Company (or any applicable member of The Baldwin Group) may be terminated by the Company (or any applicable member of The Baldwin Group) for any reason or no reason, with or without cause, at any time by giving the Employee notice of the termination. Notwithstanding anything to the contrary set forth in this Agreement or any other agreement between the Company and Employee, the terms of this Agreement do not and are not intended to create either an express or implied contract of employment with the Company for any particular period of time. Employee may terminate Employee’s employment with the Company at any time by giving the Company at least one hundred twenty (120) days' prior written notice of termination (“Notice Period”); provided, that upon receipt of notice of termination from Employee, the Company may, in its sole discretion and without affecting the characterization of the termination of Employee’s employment, terminate Employee’s employment prior to the end of the Notice Period.
(b)    Upon termination of Employee’s employment for any reason (other than as set forth in Section 5(c) or an assignment of this Agreement in accordance with Section 20), (i) the Company shall pay any Base Salary that is accrued, but unpaid through the date of employment termination (the “Termination Date”), (ii) the Company shall reimburse Employee pursuant to Section 4(d) for reasonable expenses incurred, but not paid prior to the Termination Date; provided that Employee must submit such expenses for reimbursement within 30 days after the Termination Date, and (iii) Employee shall be entitled to receive any non-forfeitable benefits already earned and payable to Employee in accordance with the terms and provisions of any agreements, plans or programs of the Company. Except as otherwise expressly provided herein, Employee shall not be entitled to any other salary, bonuses, employee benefits or compensation or payments of any kind from the Company or any of its affiliates after termination of Employee’s employment, and all of Employee’s rights to salary, bonuses, employee benefits and other compensation and payments of any kind hereunder which would have accrued or become payable after the Termination Date shall cease upon such Termination Date other than those expressly required under
Employment Agreement – Paul Sparks

applicable law (including, without limitation, the Consolidated Omnibus Reconciliation Act, 29 U.S.C. § 1161 et. seq., as amended (COBRA)). Upon termination of Employee’s employment for any reason, the effect of such termination on any outstanding equity-based compensation awards shall be governed by the applicable Award Agreement and related plan for such awards. The Company may offset any amounts Employee owes it against any amounts it owes Employee hereunder; provided, that the Company may not offset against nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent permitted by Section 409A of the Code. For the avoidance of doubt, it is the express intent of the Company and Employee that in no event shall Employee be entitled to receive any amounts upon a termination of Employee’s employment other than the amounts expressly set forth in this Agreement.
(c)    Employee acknowledges and agrees that The Baldwin Group Colleague, Inc., a Florida corporation and subsidiary of the Company (“Baldwin Colleague”), and the Company will be co-employers of Employee pursuant to an agreement between Baldwin Colleague and the Company, and in accordance with that agreement certain payments and benefits under this Agreement shall be provided by Baldwin Colleague instead of the Company. If such co-employment agreement between Baldwin Colleague and the Company terminates for any reason, then Employee agrees that Employee’s employment by Baldwin Colleague may terminate but Employee’s employment may continue with the Company. In such event, (i) Baldwin Colleague shall cease to be an employer of Employee for all purposes, and all liabilities and obligations of Baldwin Colleague as an employer of Employee shall terminate (except that such termination shall not affect the continuation of any outstanding obligation or liability incurred by Baldwin Colleague prior thereto), (ii) for the avoidance of doubt, Employee’s employment shall not be considered terminated for purposes of this Agreement, and neither Baldwin Colleague nor the Company shall owe severance payments or benefits to Employee by reason thereof, and (iii) this Agreement, as modified in accordance with clause (i) above, shall remain in full force and effect as an agreement between the Company and Employee. The Company shall provide written notice to Employee if the co-employment agreement between Baldwin Colleague and the Company terminates.
(d)    If Employee’s employment with the Company or any other member of The Baldwin Group (other than Baldwin Colleague, but only with respect to any co-employment relationship therewith) terminates for any reason, Employee shall be deemed to have resigned from all positions that Employee holds as an officer, director or other service provider or representative of PubCo or any other member of The Baldwin Group.
6.    Purchase of Life Insurance. Employee agrees that The Baldwin Group has an insurable interest in Employee during the Employment Period, and the Company will have the right, at the Company’s expense, to purchase life insurance on the life of Employee and payable to the Company or its assigns. Employee shall reasonably cooperate with the Company at Company’s sole expense in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents reasonably requested by the Company, all at Company’s expense, as may be required by the insurance company or companies to whom the Company has applied for such insurance. Employee shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance.
7.    Defend Trade Secrets Act. Notwithstanding anything in this Agreement or otherwise to the contrary, pursuant to the Defend Trade Secrets Act of 2016, the parties acknowledge and agree that Employee shall not have criminal or civil liability under any Federal or state trade secret law for the
Employment Agreement – Paul Sparks

disclosure of any trade secret that is made (a) (i) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and may use the trade secret information in the court proceeding; provided that Employee (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.
8.    Whistleblower Protection. Notwithstanding anything in this Agreement or otherwise to the contrary, it is understood that Employee has the right under Federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental authorities and self-regulatory organizations, and as such, nothing in this Agreement is intended to prohibit Employee from disclosing this Agreement to, or from cooperating with or reporting violations to, the SEC or any other such governmental authority or self-regulatory organization, and Employee may do so without notifying the Company. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement or otherwise would require Employee to waive any monetary award or other payment that Employee might become entitled to from the SEC or any other governmental authority.
9.    Restrictive Covenants Agreement. Effective as of the Start Date, Employee has entered into a restrictive covenants agreement (the “RCA”), which includes restrictive covenants with respect to The Baldwin Group. Such covenants are in addition to, and do not supplant, supersede, modify or limit in any manner, any other confidentiality, non-disclosure, non-competition, non-solicitation, non-acceptance, non-piracy or other similar obligations imposed on Employee, whether imposed by law (including laws governing trade secrets, and Employee’s fiduciary duties to The Baldwin Group), by contract, by generally applicable policy of The Baldwin Group, or otherwise. Employee specifically acknowledges that, but for Employee’s agreement to be bound by the terms and conditions of the RCA and this Agreement, PubCo would not issue the Sign-On Award to Employee.
10.    Protection of The Baldwin Group Property. Employee shall not, at all times during Employee’s employment, except to the extent expressly authorized by the Company, and thereafter, use or permit others to use materials, equipment, software, electronic media or other property of The Baldwin Group for personal purposes. Upon termination of Employee’s employment with the Company, Employee will deliver to the Company all property belonging to The Baldwin Group and will not retain any copies or reproductions of correspondence, memoranda, reports, drawings, photographs, software, electronic media or documents relating in any way to the business of The Baldwin Group.
11.    Corporate Opportunity. During the Employment Period and except as otherwise expressly provided for in this Agreement, Employee shall submit to the Company all business, commercial and investment opportunities or offers presented to Employee or of which Employee becomes aware which relate to the areas of business engaged in by The Baldwin Group (“Corporate Opportunities”). Unless approved by the Company, Employee shall not accept or pursue, directly or indirectly, any Corporate Opportunities on Employee’s own behalf.
12.    Non-Disparagement. During the Employment Period and thereafter, except as may be required by applicable law Employee shall not, directly or indirectly through another person or entity, make any negative or disparaging statements or communications in any form or media, or take any other
Employment Agreement – Paul Sparks

action in disparagement of, The Baldwin Group or any of The Baldwin Group’s respective past and present investors, officers, managers or employees.
13.    Employee’s Representations; Indemnification. Employee hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Employee does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, including, without limitation, any agreement with any former employer, (b) Employee is not subject to any noncompetition, nonsolicitation, nonacceptance, nondisclosure or any similar restrictive covenant in favor of any former employer or other insurance agency which will prevent Employee’s future performance hereunder, and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. Employee hereby acknowledges and represents that (x) Employee has consulted with independent legal counsel regarding Employee’s rights and obligations under this Agreement, (y) Employee fully understands the terms and conditions contained herein, and (z) the agreements contained in this Agreement and the RCA are reasonable and necessary for the protection of the Company (and the other members of The Baldwin Group) and are an essential inducement to the Company to enter into this Agreement. Employee will indemnify and hold harmless the Company, and its representatives, members, managers, officers, and affiliates (including the other members of The Baldwin Group, collectively, the “Company Indemnified Persons”), and will reimburse the Company Indemnified Persons, for any and all losses, liabilities, claims, obligations, costs, payments, charges, assessments, penalties, diminution in value, damages, and expenses (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether involving a third-party claim or not, arising from or related to any breach of any covenant, representation or warranty made by Employee under this Section 13.
14.    Survival. Section 4(e), Section 4(f) and Sections 5 through 26 of this Agreement shall survive and continue in full force in accordance with their terms, notwithstanding the expiration or termination of the Employment Period.
15.     Notices. Any notice provided for in this Agreement or the RCA shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, or sent by email transmission, to the recipient at the address below indicated:
In the case of Employee, to Employee at the most recent address set forth in the payroll records of The Baldwin Group, or by email to Employee’s personal email address on file with the Company.

In the case of the Company, to:

c/o The Baldwin Insurance Group Holdings, LLC
4211 West Boy Scout Boulevard, Suite 800
Tampa, Florida 33607
Attn:     Seth Cohen, General Counsel
Email:

or, in each case, such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

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16.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
17.    Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
18.    Interpretation; No Strict Construction. While the recitals are expressly incorporated into and made part of this Agreement, the titles and headings preceding the text of the sections of this Agreement have been inserted solely for convenient reference and neither constitutes a part of this Agreement nor affects its meaning, interpretation, or effect. Unless otherwise expressly indicated, all references in this Agreement to a section or exhibit are to a section or exhibit of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa and any reference to the “Company” or “The Baldwin Group” shall, as the context requires, refer to The Baldwin Group collectively or to any individual member or members thereof. The use of the word “including” in this Agreement shall be by way of example rather than by limitation, and the word “entity” includes a trust, group, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and a governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national. This Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement, it being acknowledged that all of the original parties hereto have contributed to the drafting of this Agreement.
19.    Counterparts. The parties may execute this Agreement in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all of them together will constitute the same agreement. To the extent either party executes this Agreement electronically, each party agrees that the other party may enforce this Agreement with a copy for which such executing party provided an electronic signature, and that such electronic signature may be satisfied by procedures that The Baldwin Group or a third party designated by The Baldwin Group has established or may establish for an electronic signature system, and each party’s electronic signature shall be the same as, and shall have the same force and effect as, such party’s written signature. If electronically accepting this Agreement, I agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
20.    Successors and Assigns. Employee shall not assign Employee’s rights or delegate any of Employee’s obligations under this Agreement, and any attempted assignment or delegation by Employee will be invalid and ineffective against the Company. The Company or any other member of The Baldwin Group may assign its rights and obligations under this Agreement without Employee’s consent to any (a) assignee or successor in interest of all or a portion of its assets or business, whether pursuant to a sale, merger, contribution of its assets and liabilities, or sale or exchange of all or any portion of the assets or outstanding capital stock or other equity interests of the Company or otherwise or (b) other member of The Baldwin Group. This Agreement is binding on, and inures to the benefit of, the
Employment Agreement – Paul Sparks

Company’s authorized assignees and successors. Each member of The Baldwin Group (and any assignee or successor thereof) is an intended third-party beneficiary of the Company’s rights under this Agreement, and this Agreement is intended to be for the benefit of all members of The Baldwin Group. Upon any such assignment of this Agreement by the Company, (x) every reference in this Agreement to the “Company” will include the assignee or successor, and (y) if the assignee or successor assumes in writing or by operation of law all future liabilities of the assignor generally or under this Agreement specifically, the assignor will be released from such obligations to Employee under this Agreement. Employee expressly agrees that this Agreement shall be enforceable by any such assignee. Employee also hereby consents to the assignment to any other member of The Baldwin Group of any employment agreement, noncompetition agreement, non-solicitation agreement, non-disclosure agreement or other restrictive covenant agreement that Employee has entered into with any member of The Baldwin Group (including the RCA), provided such assignment shall not increase the scope of any of the restrictions imposed on Employee under this Agreement or the RCA.
21.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to Florida’s rules of conflicts of law, and regardless of the place or places of its physical execution and performance. Employee and the Company hereby (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (b) stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for a state court proceeding, or the Middle District of Florida, Tampa Division, for a federal court proceeding, and (c) waive any defense, whether asserted by motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue; provided, however, that (i) this Agreement is not intended to give Employee a right to any specific term of employment, and (ii) Employee’s employment remains at-will.
22.    Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
23.    Amendment; Modification; Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee. No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce the provision or this Agreement. In addition, the waiver by a party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself.
24.    Cooperation. Employee agrees to cooperate with the Company, at the Company’s expense, during the Employment Period and thereafter (including following termination of Employee’s employment with The Baldwin Group for any reason), by Employee remaining reasonably available to testify on behalf of the Company or its affiliates, in any action, suit or proceeding, whether civil, criminal, administrative, or investigation, and to assist the Company or any of its affiliates in any such action, suit, or proceeding by providing information and meeting and consulting with its counsel and representatives. In the event such cooperation is required more than two (2) years after termination of Employee’s employment for any reason, the Company and Employee shall agree upon a reasonable hourly rate to be provided to Employee in the event the Company requires more than de minimis assistance. Employee hereby covenants and agrees to testify truthfully in any and all such litigation, arbitrations, government or administrative proceedings.
Employment Agreement – Paul Sparks

25.    WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, WAS AFFORDED SUFFICIENT OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF EMPLOYEE’S CHOICE AND TO ASK QUESTIONS AND RECEIVE SATISFACTORY ANSWERS REGARDING THIS AGREEMENT, UNDERSTANDS EMPLOYEE’S RIGHTS AND OBLIGATIONS UNDER IT, AND SIGNED IT OF EMPLOYEE’S OWN FREE WILL AND VOLITION.

26.    Section 409A. It is intended that any amounts payable pursuant to this Agreement will either be exempt from or comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. Notwithstanding any provision to the contrary in this Agreement, if Employee is deemed on the date of Employee’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (a) the expiration of the six (6)-month period measured from the date of Employee’s “separation from service,” or (b) the date of Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 26 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to Employee in a lump sum and any remaining payments due under this Agreement shall be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Agreement to the contrary, to the extent required to comply with Section 409A of the Code or an exemption thereto, for purposes of determining Employee’s entitlement to any compensation payable upon Employee’s termination of employment, Employee’s employment will be deemed to have terminated on the date of Employee’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with The Baldwin Group. Whenever payments under this Agreement are to be made (i) pursuant to different provisions of this Agreement or (ii) in installments, each such payment or installment shall be deemed to be a separate payment for purposes of Section 409A of the Code. No action or failure to act, pursuant to this Section 26 shall subject any member of The Baldwin Group to any claim, liability, or expense, and no member of The Baldwin Group shall have any obligation to indemnify or otherwise protect Employee from the obligation to pay any taxes pursuant to Section 409A of the Code. With respect to any reimbursement or in-kind benefit arrangements of The Baldwin Group that constitute deferred compensation for purposes of Section 409A of the Code, the following conditions shall be applicable: (x) the amount eligible for reimbursement, or in-kind benefits provided, under any such arrangement in one calendar year may not affect the amount eligible for reimbursement, or in-kind benefits to be provided, under such arrangement in any other calendar year (except that the health and dental plans may impose a limit on the amount that may be reimbursed or paid if such limit is imposed on all participants), (y) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (z) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

Employment Agreement – Paul Sparks

[Signature Page Follows]
Employment Agreement – Paul Sparks

The parties hereto have executed this Employment Agreement to be effective as of the Effective Date.

COMPANY:

COBBS ALLEN CAPITAL, LLC, a Delaware limited liability company

Date:	February 26, 2026	By:	/s/ Seth Cohen
		Name:	Seth Cohen
		Title:	General Counsel & Secretary

EMPLOYEE:

Date:	February 26, 2026	By:	/s/ Paul Sparks
		Name:	Paul Sparks

Employment Agreement – Paul Sparks